UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

As previously disclosed, Tile Shop Holdings, Inc. (the “Company”), two of its former executive officers, three of its outside directors, two of its former outside directors, and certain companies affiliated with the directors, are defendants in a consolidated class action brought under the federal securities laws and now pending in the United States District Court for the District of Minnesota under the caption Beaver County Employees’ Retirement Fund, et al. v. Tile Shop Holdings, Inc., et al. Several related actions were filed in 2013 and subsequently consolidated. The plaintiffs are three investors who represent classes consisting of (1) all purchasers of Tile Shop common stock between August 22, 2012 and January 28, 2014 (the “class period”), seeking to pursue remedies under the Securities Exchange Act of 1934; and (2) all purchasers of Tile Shop common stock pursuant and/or traceable to the Company’s December 2012 registration statement, seeking to pursue remedies under the Securities Act of 1933. Six firms who were underwriters in the December 2012 secondary public offering are also named as defendants.  The plaintiffs allege that during the class period, defendants failed to disclose certain related party transactions in the Company’s SEC filings and press releases.  The plaintiffs assert claims under Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, and under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In addition to attorneys’ fees and costs, the plaintiffs seek to recover damages on behalf of class members.

On January 19, 2017, the United States District Court for the District of Minnesota issued an order preliminarily approving a Stipulation of Settlement entered into on January 13, 2017 between the Company, the other defendants and the plaintiffs.  The settlement is subject to final approval by the court, after giving class members notice and an opportunity to be heard.  The settlement amount is $9,500,000 (the “Settlement Amount”),  which will be used to pay the claims of all authorized claimants, as allowed by the plan of distribution to be approved by the court, and certain other fees and expenses, including plaintiffs’ attorneys’ fees, awarded by the court. The Company will contribute approximately $5,000,000 of the Settlement Amount and will seek recovery from its D&O excess insurance carrier of all or a portion of such amount.  The remainder of the Settlement Amount will be paid by the Company’s D&O primary insurance carrier. The Stipulation of Settlement contains no admissions of liability on the part of the Company or the other defendants.

The foregoing description of the Stipulation of Settlement is not complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements include all statements based on future expectations. This Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements regarding the litigation, the stipulation of settlement, the payments to be made by the Company’s insurance, and the resolution of the claims in the litigation. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the actions of the Company’s insurance provider, and the actions of the court and other governmental entities. Additional risks and uncertainties are described more fully in the Company’s Form 10-K filed with the SEC on February 26, 2016 and subsequent reports on Form 10-Q. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov. The Company cannot provide assurance that the forward-looking statements in this Form 8-K will prove to be accurate. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the inaccuracy may be material. Other than as required by law, the Company undertakes no obligation to update these forward-looking statements, even though the Company’s situation may change in the future.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.1Stipulation of Settlement, among Tile Shop Holdings, Inc., Beaver County Employees’ Retirement Fund and the other parties thereto, dated January 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By: /s/ Kirk Geadelmann
Date: January 20, 2017	Name: Kirk Geadelmann
Title: Chief Financial Officer